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                                          [PENTASTAR COMMUNICATIONS, INC. LOGO]


           PENTASTAR COMMUNICATIONS, INC. GIVES FURTHER COMPANY UPDATE

Denver, Colorado (March 29, 2002) - PentaStar Communications, Inc. (NASDAQ:PNTA) announced today that Wells Fargo Bank West, National Association has obtained a Temporary Restraining Order pending a preliminary injunction hearing which prohibits the Company from using any collateral (effectively all of the Company's assets) including cash for any purpose. As a result of these and other actions, the Company has terminated or furloughed all employees other than officers.

In addition, due to the restriction on capital resources, PentaStar will no longer make ongoing securities law related filings, including its Form 10K Annual Report For Fiscal Year Ended 2001, which is due March 31, 2002.

ABOUT PENTASTAR COMMUNICATIONS, INC.

PentaStar designs, procures and facilitates the installation and use of communications services solutions that best meet customers' specific requirements and budgets. PentaStar was formed in March 1999 to become a national communications services agent and specializes in being the single source provider of total communications solutions for its business customers. PentaStar's common stock is traded on the Nasdaq National Market under the ticker symbol PNTA. For more complete information about PentaStar, contact PentaStar Communications, Inc., 1660 Wynkoop St., Denver, Colorado 80202,
(303) 825-4400, visit the Company's website at www.pentastarcom.com or send an email to info@pentastarcom.com.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. THE FOLLOWING IMPORTANT FACTORS AND UNCERTAINTIES, AMONG OTHERS, COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THESE FORWARD-LOOKING STATEMENTS: OUR ABILITY TO OBTAIN SUFFICIENT FINANCING TO CONTINUE TO EXECUTE OUR BUSINESS MODEL; OUR LACK OF COMBINED OPERATING HISTORY AND OUR UNTESTED BUSINESS MODEL; OUR SUCCESS IN CARRYING OUT OUR ACQUISITION STRATEGY; OUR RELIANCE ON REGIONAL BELL OPERATING COMPANIES AND OTHER SERVICE PROVIDERS FOR COMMUNICATIONS SERVICES; OUR ABILITY TO INCREASE REVENUES FROM SERVICE PROVIDERS OTHER THAN LOCAL ACCESS SERVICE PROVIDERS. FOR A DETAILED DISCUSSION OF THESE AND OTHER FACTORS THAT COULD AFFECT ACTUAL RESULTS OR OUTCOMES PLEASE REFER TO PENTASTAR'S PREVIOUS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING PENTASTAR'S REGISTRATION STATEMENT ON FORM S-3 DATED JUNE 28, 2001 AND RELATED PROSPECTUS, ITS FORM 10-Q DATED NOVEMBER 14, 2001 AND ALL OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS SUBMITTED AS OF THIS DATE.

CONTACT INFORMATION:
Nancy Shipp
PentaStar Communications, Inc.
Email: nancy.shipp@pentastarcom.com
Phone:   303-825-4400